Exhibit 99.2

Sarepta Therapeutics Announces Pricing of $375.0 Million Public Offering of Common Stock

CAMBRIDGE, Mass., March 5, 2019 (GLOBE NEWSWIRE) — Sarepta Therapeutics, Inc. (NASDAQ:SRPT), the leader in precision genetic medicine for rare diseases, today announced that it has priced an underwritten public offering of an aggregate of 2,604,167 shares of its common stock at a price to the public of $144.00 per share. In addition, Sarepta has granted the underwriters a 30-day option to purchase up to an additional 390,625 shares of its common stock on the same terms and conditions as the initial shares sold to the underwriters. Sarepta anticipates the gross proceeds from the offering, before deducting the underwriter discounts and commissions and other offering expenses, to be approximately $375.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about March 7, 2019, subject to customary closing conditions.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as the underwriters of the offering.

Sarepta intends to use the net proceeds from the offering principally for the continuation and initiation of further clinical trials, commercialization, manufacturing, business development activities, including the potential licensing or acquisition of complementary products, technologies and entities, and other general corporate purposes.

The shares are being offered by Sarepta pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from the offices of Goldman Sachs & Co. LLC, at Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 866-471-2526, by facsimile at 212-902-9316 or by e-mail at prospectusgroup-ny@ny.email.gs.com or Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, United States, Attention: Prospectus Department. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Sarepta, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements about the completion and timing of the proposed public offering of Sarepta’s common stock and the intended use of net proceeds. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control, including risk and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Sarepta will be able to complete the public offering on the anticipated terms, or at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent SEC filings, including the prospectus supplement related to the offering to be filed with the SEC. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

Source: Sarepta Therapeutics, Inc.

Sarepta Therapeutics, Inc.

Investors:

Ian Estepan, 617-274-4052

iestepan@sarepta.com

Media:

Tracy Sorrentino, 617-301-8566

tsorrentino@sarepta.com